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                                                                    Exhibit 10.6

                      SUPPLEMENTAL RETIREMENT INCOME PLAN
                           FOR SALARIED EMPLOYEES OF
                            HELMERICH & PAYNE, INC.

        THE SUPPLEMENTAL RETIREMENT INCOME PLAN FOR SALARIED EMPLOYEES OF HELMERICH & PAYNE, INC. is hereby adopted under the following terms and conditions.

        NOW, THEREFORE, in consideration of the terms and provisions hereafter set forth, the Company hereby adopts the Plan pursuant to the terms and provisions set forth below:

                                   ARTICLE I

                            NAME AND PURPOSE OF PLAN

        1.1 Name of Plan. This Plan shall be hereafter known as THE SUPPLEMENTAL RETIREMENT INCOME PLAN FOR SALARIED EMPLOYEES OF HELMERICH & PAYNE, INC.

        1.2 Purpose. The Plan is established and maintained by Helmerich & Payne, Inc. solely for the purpose of providing benefits for certain of its salaried employees who participate in the Helmerich & Payne, Inc. Employees Retirement Plan in excess of the limitations on benefits imposed by Sections 415 and 401(a)(17) of the Internal Revenue Code of 1986, as amended, on qualified plans to which those Sections are applicable.

                                   ARTICLE II

                                  DEFINITIONS

        2.1 Definitions. Where the following capitalized words and phrases appear in this instrument, they shall have the respective meanings set forth below unless a different context is clearly expressed herein.

                 (a)     "Board" means the Board of Directors of the Company.

                 (b) "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any regulations relating thereto.

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                 (c)     "Company" means Helmerich & Payne, Inc., a Delaware
corporation, or, to the extent provided in Section 8.8 below, any successor corporation or other entity resulting from a merger or consolidation into or with the Company or a transfer or sale of substantially all of the assets of the Company.

                 (d) "Limitations on Benefits" means the limitations imposed by Sections 415 and 401(a)(17) of the Code on the accrual of the Qualified Plan Retirement Benefits under the Qualified Plan.

                 (e) "Normal Retirement Date" means the first day of the month coinciding with or next following a Participant's 65th birthday.

                 (f) "Participant" means (i) a key management salaried employee of the Company who is a participant under the Qualified Plan (or any successor or replacement retirement plan qualified under Section 401(a) and 501(a) of the Code) and to whom or with respect to whom a benefit is payable under the Plan and (ii) who has been selected by the Board to participate in the Plan. The initial participants are listed on Exhibit "A" attached hereto.

                 (g) "Plan" means this "Supplemental Retirement Income Plan for Salaried Employees of Helmerich & Payne, Inc."

                 (h) "Qualified Plan" means the "Helmerich & Payne, Inc. Employees Retirement Plan" amended and restated effective October 1, 1987, and each predecessor, successor or replacement employees retirement plan qualified under Section 401(a) and 501(a) of the Code.

                 (i) "Qualified Plan Retirement Benefit" means the aggregate benefit payable at any point in time to a Participant pursuant to the Qualified Plan and all annuities purchased for or benefits paid to the Participant under all Qualified Plans (whether or not terminated) by reason of the Participant's termination of employment with the Company and all Subsidiaries for any reason other than death.

                 (j) "Qualified Plan Surviving Spouse Benefit" means the aggregate benefit payable at any point in time to the





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Surviving Spouse of a Participant pursuant to all Qualified Plans and all annuities purchased for or benefits paid to the Participant under all Qualified Plans (whether or not terminated) in the event of the death of the Participant at any time prior to commencement of payment of his Qualified Plan Retirement Benefit.

                 (k) "Subsidiary" means any corporation with 80% or more of its voting common stock being owned by the Company.

                 (l) "Supplemental Retirement Benefit" means the benefit payable to a Participant pursuant to the Plan by reason of such Participant's termination of employment with the Company and all Subsidiaries for any reason other than death.

                 (m) "Supplemental Surviving Spouse Benefit" means the benefit payable to a Surviving Spouse pursuant to the Plan.

                 (n) "Surviving Spouse" means a person who is married to a Participant at the date of his death and for at least one year prior thereto.

        2.2 Construction. The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, unless the context clearly indicates to the contrary. Any word appearing herein in the plural shall include the singular, where appropriate, and likewise the singular shall include the plural, unless the context clearly indicates to the contrary.

                                  ARTICLE III

                                  ELIGIBILITY

        A Participant who is eligible to receive a Qualified Plan Retirement Benefit, but the amount of such benefit is reduced by reason of the application of the Limitations on Benefits, as in effect on the date of commencement of the Qualified Plan Retirement Benefit, or as in effect at any time thereafter, shall be eligible to receive a Supplemental Retirement Benefit. The Surviving Spouse of a Participant described in the preceding sentence who dies prior to commencement of payment of his Qualified Plan Retirement Benefit shall be eligible to receive a Supplemental Surviving Spouse Benefit.





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                                   ARTICLE IV

                        SUPPLEMENTAL RETIREMENT BENEFIT

        4.1 Amount. The Supplemental Retirement Benefit payable to an eligible Participant shall (i) be in the form of a straight life annuity over the lifetime of the Participant only, (ii) be calculated as of the date of his termination of employment as if payment was to commence on such Participant's Normal Retirement Date, and (iii) be a monthly amount equal to the difference between (a) minus (b) below:

                 (a) the monthly amount of the Qualified Plan Retirement Benefit to which the Participant would have been entitled under the Qualified Plan if such benefit were computed without giving effect to the Limitations on Benefits;

        Less

                 (b) the monthly amount of the Qualified Plan Retirement Benefit actually payable to the Participant under the Qualified Plan at the applicable point in time.

        4.2 Form of Benefit. The Supplemental Retirement Benefit payable to a Participant shall be paid in the same form under which the Qualified Plan Retirement Benefit is payable to the Participant. The Participant's election under the Qualified Plan of any optional form of payment of his Qualified Plan Retirement Benefit (with the valid consent of his Surviving Spouse where required under the Qualified Plan) shall also be applicable to the payment of his Supplemental Retirement Benefit.

        4.3 Commencement of Benefit. Payment of the Supplemental Retirement Benefit to a Participant shall commence on the same date as payment of the Qualified Plan Retirement Benefit to the Participant commences. Any election under the Qualified Plan made by the Participant with respect to the commencement of payment of his Qualified Plan Retirement Benefit shall also be applicable with respect to the commencement of payment of his Supplemental Retirement Benefit.

        4.4 Approval Of Company. Notwithstanding the provisions of Sections 4.2 and 4.3 above, an election made by the





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Participant under the Qualified Plan with respect to the form of payment of his
Qualified Plan Retirement Benefit (with the valid consent of his Surviving Spouse where required under the Qualified Plan), or the date for commencement of payment thereof, shall not be effective with respect to the form of payment or date for commencement of payment of his Supplemental Retirement Benefit hereunder unless such election is expressly approved in writing by the Company with respect to his Supplemental Retirement Benefit. If the Company shall not approve such election in writing, then, the form of payment or date for commencement of payment of the Participant's Supplemental Retirement Benefit shall be selected by the Company in its sole discretion.

        4.5 Actuarial Equivalent. A Supplemental Retirement Benefit which is payable in any form other than straight life annuity over the lifetime of the Participant, or which commences at any time prior to the Participant's Normal Retirement Date, shall be the actuarial equivalent of the Supplemental Retirement Benefit set forth in Section 4.1 above as determined by the same actuarial adjustments as those specified in the Qualified Plan with respect to determination of the amount of the Qualified Plan Retirement Benefit on the date for commencement of payment hereunder.

                                   ARTICLE V

                     SUPPLEMENTAL SURVIVING SPOUSE BENEFIT

        5.1. Amount. If a Participant dies prior to commencement of payment of his Qualified Plan Retirement Benefit under circumstances in which a Qualified Plan Surviving Spouse Benefit is payable to his Surviving Spouse, then, a Supplemental Surviving Spouse Benefit is payable to his Surviving
Spouse as hereinafter provided. The monthly amount of the Supplemental Surviving Spouse Benefit payable to a Surviving Spouse shall be equal to the difference between (a) minus (b) below:

                 (a) the monthly amount of the Qualified Plan Surviving Spouse Benefit to which the Surviving Spouse would have been entitled under the Qualified Plan if such Benefit were computed without giving effect to the Limitations on Benefits;





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        Less

                 (b) the monthly amount of the Qualified Plan Surviving Spouse Benefit actually payable to the Surviving Spouse under the Qualified Plan.

        5.2. Form and Commencement of Benefit. A Supplemental Surviving Spouse Benefit shall be payable over the lifetime of the Surviving Spouse only in monthly installments commencing on the date for commencement of payment of the Qualified Plan Surviving Spouse Benefit to the Surviving Spouse and terminating on the date of the last payment of the Qualified Plan Surviving Spouse Benefit made before the Surviving Spouse's death.

                                   ARTICLE VI

                           ADMINISTRATION OF THE PLAN

        6.1. Administration by the Company. The Company shall be responsible for the general operation and administration of the Plan and for carrying out the provisions thereof.

        6.2. General Powers of Administration. All provisions set forth in the Qualified Plan with respect to the administrative powers and duties of the company, expenses of administration, and procedures for filing claims shall also be applicable with respect to the Plan. The Company shall be entitled to reply conclusively upon all tables, valuations, certificates, opinions and reports furnished by any actuary, accountant, controller, counsel or other person employed or engaged by the Company with respect to the Plan.

                                  ARTICLE VII

                            AMENDMENT OR TERMINATION

        7.1 Amendment or Termination. The Company intends the Plan to be permanent but reserves the right to amend or terminate the Plan when, in the sole opinion of the Company, such amendment or termination is advisable. Any such amendment or termination shall be made pursuant to a resolution of the Board and shall be effective as of the date of such resolution.





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        7.2      Effect of Amendment or Termination.  No amendment to or
termination of the Plan shall directly or indirectly deprive any current or former Participant or Surviving Spouse of all or any portion of any Supplemental Retirement Benefit or Supplemental Surviving Spouse Benefit payment of which has accrued prior to the effective date of such amendment or termination or which would be payable if the Participant terminated employment for any reason, including death, on such effective date of amendment or termination.

                                  ARTICLE VIII

                               GENERAL PROVISIONS

        8.1 Funding. The Plan at all times shall be entirely unfunded and no provision shall at any time be made with respect to segregating any assets of the Company for payment of any benefits hereunder. No Participant, Surviving Spouse or any other person shall have any interest in any particular assets of the Company by reason of the right to receive a benefit under the Plan and any such Participant, Surviving Spouse or other person shall have only the rights of a general unsecured creditor of the Company with respect to any rights under the Plan. No right or benefit under this Plan shall be subject to anticipation, alienation, sale, assignment, pledge, encumbrance, or charge, and any attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge the same shall be void. No right or benefit hereunder shall in any manner be liable for or subject to the debts, contracts, liabilities, or torts of the person entitled to such benefit. If any Participant or Surviving Spouse under this Plan should become bankrupt or attempt to anticipate, alienate, sell, assign, pledge, encumber, or charge any right to a benefit hereunder or under the Plan, then such right or benefit shall, in the discretion of the Company, cease and determine, and, in such event, the Company may hold or apply the same or any part thereof for the benefit of such Participant or his Surviving Spouse, and in such portion as the Company, in its sole and absolute discretion, may deem proper.

        8.2. General Conditions. Except as otherwise expressly provided herein, all terms and conditions of the Qualified Plan applicable to a Qualified Plan Retirement Benefit or a Qualified Plan Surviving Spouse Benefit shall also be applicable to a





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Supplemental Retirement Benefit or a Supplemental Surviving Spouse Benefit
payable hereunder. Any Qualified Plan Retirement Benefit or Qualified Plan Surviving Spouse Benefit, or any other benefit payable under the Qualified Plan, shall be paid solely in accordance with the terms and conditions of the Qualified Plan and nothing in this Plan shall operate or be construed in any way to modify, amend or affect the terms and provisions of the Qualified Plan.

        8.3 No Guaranty of Benefits. Nothing contained in the Plan shall constitute a guaranty by the Company or any other entity or person that the assets of the Company will be sufficient to pay any benefit hereunder.

        8.4 No Enlargement of Employee Rights. No Participant or Surviving Spouse shall have any right to a benefit under the Plan except in accordance with the terms of the Plan. The establishment of the Plan shall not be construed to give any Participant the right to be retained in the employment service of the Company.

        8.5 Spendthrift Provision. No action under this Plan by the Company or its Board shall be construed as creating a trust, escrow or other secured or segregated fund in favor of the Participant, his Surviving Spouse, or any other persons otherwise entitled to his Supplemental Retirement Benefit. The status of the Participant and his Surviving Spouse with respect to any liabilities assumed by the Company hereunder shall be solely those of unsecured creditors of the Company and its Subsidiaries who employ such Participant. Any asset acquired or held by the Company and its Subsidiaries in connection with liabilities assumed by it hereunder, shall not be deemed to be held under any trust, escrow or other secured or segregated fund for the benefit of the Participant or his Surviving Spouse or to be security for the performance of the obligations of the Company or any Subsidiary, but shall be, and remain a general, unpledged, unrestricted asset of the Company and its Subsidiaries at all times subject to the claims of general creditors of the Company and its Subsidiaries.

        8.6 Small Benefits. If the actuarial value of any Supplemental Retirement Benefit or Supplemental Surviving Spouse Benefit is less than $3,500, the Company may pay the actuarial





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value of such benefit to the Participant or Surviving Spouse in a single lump sum in lieu of any further benefit payments here-under.

        8.7 Incapacity of Recipient. If any person entitled to a benefit payment under the Plan is deemed by the Company to be incapable of personally receiving and giving a valid receipt for such payment, then, unless and until claim therefor shall have been made by a duly appointed guardian or other legal representative of such person, the Company may provide for such payment or any part thereof to be made to any other person or institution then contributing toward or providing for the care and maintenance of such person. Any such payment shall be a payment for the account of such person and a complete discharge of any liability of the Company and the Plan therefor.

        8.8 Corporate Successors. The Plan shall not be automatically terminated by a transfer or sale of assets of the Company or by the merger or consolidation of the Company into or with any other corporation or other entity, but the Plan shall be continued after such sale, merger or consolidation only if and to the extent that the transferee, purchaser or successor entity agrees to continue the Plan. In the event that the Plan is not continued by the transferee, purchaser or successor entity, then the Plan shall terminate subject to the provisions of Section 7.2.

        8.9 Unclaimed Benefit. Each Participant shall keep the Company informed of his current address and the current address of his spouse. The Company shall not be obligated to search for the whereabouts of any person. If the location of a Participant is not made known to the Company within three
(3) years after the date on which payment of the Participant's Supplemental Retirement Benefit may first be made, payment may be made as though the Participant had died at the end of the threeyear period. If, within one additional year after such three-year period has elapsed, or, within three years after the actual death of a Participant, the Company is unable to locate any Surviving Spouse of the Participant, then the Company shall have no further obligation to pay any benefit hereunder to such Participant or Surviving Spouse or any other person and such benefit shall be irrevocably forfeited.





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        8.10     Limitations on Liability.  Notwithstanding any of the
preceding provisions of the Plan, neither the Company nor any individual acting as an employee or agent of the Company shall be liable to any Participant, former Participant, Surviving Spouse or any other person for any claim, loss, liability or expense incurred in connection with the Plan.

        8.11 Withholding and other Employment Taxes. The Company shall comply with all federal and state laws and regulations respecting the withholding, deposit and payment of any income or other taxes relating to any payments made under this Plan.

        8.12 Applicable Law. The Plan shall be construed and administered under the laws of the State of Oklahoma.

        8.13 Binding Effect. To the extent provided in this Plan, the Plan shall be binding upon the Company and its successors and assigns.

        8.14 Effective Date. The effective date of this Plan shall be January 1, 1991.

                                         HELMERICH & PAYNE, INC., a
                                         Delaware corporation
ATTEST:

/S/ Steven R. Mackey                     By /S/ Hans Helmerich
------------------------------             ----------------------------
                     Secretary                                President
[SEAL]





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